Exhibit 10.2

LEASE SCHEDULE NO. 001

TO

MASTER LEASE AGREEMENT NO. OFI0545174

This Lease Schedule No. 001 dated October 16, 2013 (the “Schedule”) between ONSET FINANCIAL, INC. (the “Lessor”) and GREAT BASIN SCIENTIFIC, INC. (the “Lessee”) incorporates by reference the terms and conditions of Master Lease Agreement No. OFI0545174 dated October 16, 2013, (the “Master Lease”), the Exhibit A (“Property” Description) and the Exhibit B (“Stipulated Loss Schedule”), and constitutes a separate lease between Lessor and Lessee and is referred to herein as the “Lease”. All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Master Lease.

SECTION 1 PROPERTY: (125) Molecular diagnostic analyzers as more fully described on the attached Exhibit A of one (1) page, which by this reference is made a part hereof

PROPERTY LOCATION: Located at the Lessee’s customer’s sites in various locations within the Continental United States.

Notwithstanding Section 8(a) of the Master Lease, Property leased under this Schedule will be located at the Lessee’s customer’s sites in various locations within the Continental United States. Lessee agrees to provide Lessor monthly updates with a current list of sites and associated serial numbers.

SECTION 2 BASE PERIOD: Thirty-six (36) months starting on the Commencement Date

SECTION 3 TOTAL PROPERTY COST: $2,500,000.00

SECTION 4 LEASE RATE FACTOR: 0.02995

SECTION 5 MONTHLY RENTAL: $74,875.00, plus applicable sales/use tax

SECTION 6 RENTAL FREQUENCY: Monthly in advance

SECTION 7 DEPOSIT: $74,875.00, Provided no Event of Default has occurred under the Lease, the Deposit shall be applied to the last Monthly Rental, plus applicable sales/use and property tax

SECTION 8 DATE OF ACCEPTANCE: As specified in the Acceptance and Delivery Certificate

SECTION 9 FLOATING LEASE RATE FACTOR: The Lease Rate Factor indicated in Section 5, shall increase .00006776 for every five (05) basis point increase in thirty-six (36) month U.S. Treasury Notes as of the Date of Acceptance of the Property (the “Amended Lease Rate Factor”), at which time the Monthly Rental under this Schedule shall be adjusted by multiplying the Total Property Cost, indicated in Section 4, by the Amended Lease Rate Factor. The thirty-six (36) month U.S. Treasury Note yield used as the basis for the calculation of the Amended Lease Rate Factor herein is .60%.

SECTION 10 ADDITIONAL TERMS:

a.	PAYMENT BY ELECTRONIC TRANSFER: Lessee authorizes Lessor or its assigns to electronically transfer all rental payments and other monies due under this Schedule from Lessee’s account maintained with its financial institution, and Lessee agrees to execute and deliver a written “Authorization for Electronic Transfer” form to Lessor to affect such transfers. Failure or refusal of Lessee to authorize such transfers or failure of Lessor or its assigns to receive such payments by electronic transfer shall constitute an additional Event of Default under Section 18 of the Master Lease. Upon the occurrence of the Event of Default specified above, Lessor shall be entitled to exercise its rights and remedies under the Lease.

b.	CROSS COLLATERALIZATION: In addition to this Schedule, Lessee and Lessor may enter into Lease Schedule No. 002 (“Schedule 002”), including all amendments or addendums now or hereafter executed in connection therewith (collectively the “Schedules”). Lessor and Lessee hereby agree that the Schedules, the Master Lease (as it relates to the Schedules), and the Property leased under the Schedules shall be cross-collateralized for all purposes under each of the Schedules.

c.

LETTER OF CREDIT ADDITIONAL EVENTS OF DEFAULT: Lessee shall cause a commercial bank acceptable to Lessor to issue one or more irrevocable standby letters of credit (collectively the “Credit”) in the aggregate amount of $2,500,000.00 in form acceptable to Lessor. The Credit shall not initially expire before October of 2014. If the expiration date is scheduled to occur prior to thirty (30) days after the end of the Base Period of this

Schedule or Schedule 002, or their applicable extension periods (collectively the “Lease Period”), then it is a condition of this Lease that the Credit shall extend for successive periods of one year each from the initial expiration date. The Credit is given to secure all of the Lessee’s obligations and agreements under the Lease, this Schedule and Schedule 002.

In addition to the Events of Default set forth in Section 18 of the Master Lease, each of the following shall constitute an additional Event of Default under the Lease: (i) Failure of Lessee to provide the Credit to Lessor in the amount and for the entire Lease Period specified in the preceding paragraph; or (ii) Lessor’s knowledge or receipt of notification that the Credit will not be renewed or will not continue in effect for the entire Lease Period specified in the preceding paragraph, or (iii) Failure of Lessor to receive an amendment to the Credit or a replacement Letter of Credit (if the Credit does not automatically renew), at least sixty (60) days before any stated expiration date, extending the Credit for (a) an additional one year period or (b) until thirty (30) days after the end of the Lease Period. Upon the occurrence of an Event of Default under the Lease, which may include without limitation, an additional Event of Default specified herein, Lessor shall be entitled to exercise any of its rights and remedies under the Lease, including without limitation as an additional remedy hereunder, the right to draw down the Credit and use the proceeds therefrom to satisfy Lessor’s remedies under the Lease.

If Lessor draws on the Credit, Lessee shall be responsible for payment (which payment may be deducted from the proceeds of the Credit) of all costs and expenses, including without limitation, reasonable attorney’s fees and disbursements incurred by Lessor in connection with such draw.

d.	GUARANTY: Notwithstanding anything to the contrary herein, the parties acknowledge and agree that this Lease is personally guaranteed by Ryan P. Ashton and David R. Spafford as set forth in the Payment Guaranties each dated October 16, 2013 and incorporated herein by reference.

e.	SALE LEASEBACK: Notwithstanding anything to the contrary herein, the parties acknowledge and agree that this Lease is structured as a sale leaseback, whereby Lessor shall purchase the Property from Lessee for purposes of leasing the equipment back to Lessee in accordance with the terms and conditions set forth in the Sale Leaseback Agreement dated October 16, 2013 and incorporated herein by reference.

f.	PURCHASE OPTION: For purposes of this Schedule only, and provided no Event of Default has occurred under the Lease, at the end of the Base Period the following amendment shall apply: Delete subsection (1) of Section 20(n) of the Master Lease and replace it with the following: “purchase the Property for a price to be determined by Lessor not to exceed forty percent (40%) of Lessor’s original Property Cost”. All other terms and conditions of the Master Lease shall continue in full force and effect without change.

g.	ENTIRE AGREEMENT: For purposes of this Schedule only, Section 20b of the Master Lease Agreement is hereby modified to include two Payment Guaranties executed in connection with the Master Lease Agreement and the Sale and Leaseback Agreement as additional documents which, together with other documents described in that section, shall comprise the entire understanding and agreement between the parties with regard to the subject matter thereof.

SECTION 11 REPRESENTATION OF LESSEE: Lessor and Lessee agree that this Schedule is a “Finance Lease” as defined by the Uniform Commercial Code Article 2A, in that (i) Lessee has selected the Property in its sole discretion, (ii) Lessor has acquired the Property solely for the purpose of leasing such Property under this Schedule, and (iii) Lessee has received a copy of the contract evidencing Lessor’s purchase of the/Property.

LESSOR:		LESSEE:

ONSET FINANCIAL, INC.		GREAT BASIN SCIENTIFIC, INC.

BY:	/s/ Nancy Eggan	BY:	/s/ Ryan Ashton
	Nancy Eggan		Ryan Ashton
TITLE:	Sr. Vice President	TITLE:	President

EXHIBIT A

Great Basin Scientific, Inc. Master Lease No. OFI0545174 Lease Schedule No. 001 Located at: 2441 S. 3850 W., Salt Lake City, UT 84120	$2,500,000.00	$2,500,000.00

VENDOR	QTY	DESCRIPTION	SERIAL #	HC/SC/ SW	PER UNIT	UNIT TOTAL	INVOICE TOTAL

Great Basin Scientific, Inc.	125	MOLECULAR DIAGNOSTIC ANALYZERS AT GREAT BASIN CUSTOMER/ HOSPITAL SITES USED TO DIAGNOSE INFECTIOUS DISEASE USING GREAT BASIN’S PROPRIETARY PORTRAIT DIAGNOSTIC CARTIRDGES ITEM # PA500	5.47, 5.103, 5.50, 5.171, 5.250,
5.141, 5.157, 5.152, 5.109,
5.74, 5.172, 5.173, 5.124,
5.132, 5.159, 5.201, 5.202,
5.198, 5.49, 5.55, 5.150, 5.197,
5.179, 5.148, 5.183, 5.195,
5.199, 5.46, 5.122, 5.155,
5.156, 5.106, 5.27, 5.57, 5.59,
5.104, 5.190, 5.180, 5.185,
5.181, 5.233, 5.214, 5.189,
5.131, 5.164, 5.166, 5.161,
5.62, 5.100, 5.80, 5.82, 5.211,
5.188, 5.85, 5.72, 5.192, 5.193,
5.196, 5.227, 5.240, 5.229,
5.177, 5.178, 5.200, 5.182,
5.56, 5.113, 5.151, 5.168,
5.217, 5.230, 5.234, 5.248,
5.107, 5.108, 5.236, 5.194,
5.83, 5.213, 5.175, 5.209,
5.125, 5.145, 5.73, 5.60, 5.226,
5.239, 5.210, 5.216, 5.99,
5.121, 5.77, 5.129, 5.37, 5.78,
5.116, 5.165, 5.246, 5.249,
5.112, 5.208, 5.15, 5.65, 5.102,
5.127, 5.105, 5.123, 5.22, 5.39,
5.18, 5.44, 5.117, 5.101, 5.66,
5.25, 5.87, 5.242, 5.142, 5.143,
5.144, 5.139, 5.222, 5.237,
			5.110, 5.254	HC	$20,000.00	$2,500,000.00	$2,500,000.00
and any and all attachments, replacements, parts, substitution, additions, repairs, accessions and accessories incorporated therein and/or affixed thereto.

EXHIBIT B

STIPULATED LOSS SCHEDULE

DATED OCTOBER 16, 2013

TO

LEASE SCHEDULE NO. 001

DATED OCTOBER 16, 2013

TO

MASTER LEASE AGREEMENT NO. OFI0545174

STIPULATED LOSS VALUE TABLE

AFTER MONTHLY PAYMENT	TOTAL STIPULATED LOSS VALUE	STIPULATED LOSS PERCENTAGE	AFTER MONTHLY PAYMENT	TOTAL STIPULATED LOSS VALUE	STIPULATED LOSS PERCENTAGE
0	$3,450,000	138.00%	19	$2,181,256	87.25%
1	$3,397,195	135.89%	20	$2,109,441	84.38%
2	$3,329,500	133.18%	21	$2,047,079	81.88%
3	$3,261,676	130.47%	22	$1,974,269	78.97%
4	$3,193,725	127.75%	23	$1,901,412	76.06%
5	$3,125,644	125.03%	24	$1,828,508	73.14%
6	$3,082,563	123.30%	25	$1,755,558	70.22%
7	$3,012,987	120.52%	26	$1,682,560	67.30%
8	$2,943,309	117.73%	27	$1,609,516	64.38%
9	$2,873,528	114.94%	28	$1,536,425	61.46%
10	$2,803,645	112.15%	29	$1,466,910	58.68%
11	$2,733,657	109.35%	30	$1,393,116	55.72%
12	$2,663,567	106.54%	31	$1,319,305	52.77%
13	$2,593,373	103.73%	32	$1,245,478	49.82%
14	$2,539,191	101.57%	33	$1,171,633	46.87%
15	$2,467,756	98.71%	34	$1,097,772	43.91%
16	$2,396,245	95.85%	35	$1,023,894	40.96%
17	$2,324,658	92.99%	36	$950,000	38.00%
18	$2,252,995	90.12%	and thereafter

The Stipulated Loss Value for any item of lost, damaged or destroyed Property shall be the Lessor’s original cost of such item of Property multiplied by the Stipulated Loss Percentage indicated in the above table which corresponds to the month of the Lease after the Commencement Date in which the last Monthly Rental payment was made. In the event of a total loss or destruction, the Stipulated Loss Value for all lost or damaged Property shall be equal to the percentage or dollar amount, as the case may be, listed under the Total Stipulated Loss Value indicated above which corresponds to the month of the Lease after the Commencement Date in which the last Monthly Rental payment was made. If a partial or total loss occurs at any time prior to the Commencement Date of the Lease, then the Stipulated Loss Value shall be equal to 138% of the total amount funded. In the event the Lease is continued for any reason, then the last percentage or dollar amount, as the case may be, shown above shall control throughout any such continued term.

In the event of default under the Lease, Lessor may, in addition to all other remedies available to it under the Lease, recover the dollar amount listed under the Total Stipulated Loss Value indicated above as of the Monthly Rental payment date immediately preceding the date of the default.

LESSOR:		LESSEE:

ONSET FINANCIAL, INC.		GREAT BASIN SCIENTIFIC, INC.

BY:	/s/ Nancy Eggan	BY:	/s/ Ryan Ashton
	Nancy Eggan		Ryan Ashton
TITLE:	Sr. Vice President	TITLE:	President

AMENDMENT NO. 1

TO

LEASE SCHEDULE NO. 001

TO

MASTER LEASE AGREEMENT NO. OFI0545174

Reference is made to Lease Schedule No. 001 dated October 16, 2013 (the “Schedule”) between ONSET FINANCIAL, INC. (the “Lessor”) and GREAT BASIN SCIENTIFIC, INC. (the “Lessee”) to Master Lease Agreement No. OFI0545174 dated October 16, 2013, (the “Master Lease”). The Schedule as it incorporates the terms and conditions of the Master Lease, is referred to herein collectively as, the “Lease”. Pursuant to the Lease, Lessor has agreed to purchase and lease to Lessee property specified in the Lease. All capitalized terms used herein but not defined herein shall have the same meanings ascribed to them in the Lease.

The Schedule is hereby amended effective the date hereof by adding Section 10(h) as follows:

SECTION 10(h) TAX INDEMNIFICATION: Notwithstanding anything to the contrary contained in the Lease, Lessee agrees to defend, indemnify, reimburse and hold Lessor harmless against any sales or use tax imposed upon Lessor by the States of Alabama, California, Florida, Indiana, Kansas, Kentucky, Missouri, New Jersey, Ohio, Pennsylvania, Rhode Island or other taxing authority, for failure to pay sales tax or use tax (a) on purchase of the Property, and (b) on any payments required to be made under the Lease or otherwise with respect to the Lease. Upon any assessment against or final payment by Lessor of sales tax or use tax as provided herein, Lessee agrees to pay such assessments or reimburse Lessor for its payments of such assessments. This Indemnity shall survive the termination of the Lease and shall continue to bind Lessee as long as any sales or use tax assessment with respect to the Properly or Lease is pending or may be imposed on Lessor.

All other terms and conditions of the Lease shall remain in full force and effect without change.

Dated: December 10, 2013

LESSOR:		LESSEE:

ONSET FINANCIAL, INC.		GREAT BASIN SCIENTIFIC, INC.

BY:	/s/ Nancy Eggan	BY:	/s/ Ryan Ashton
	Nancy Eggan		Ryan Ashton
TITLE:	Sr. Vice President	TITLE:	President

ACCEPTANCE AND DELIVERY CERTIFICATE

TO

LEASE SCHEDULE NO. 001

Reference is made to Lease Schedule No. 001 dated October 16, 2013 (the “Schedule”), which incorporates the terms and conditions of Master Lease Agreement No. OFI0545174 dated October 16, 2013, (the “Master Lease”) between ONSET FINANCIAL, INC. (the “Lessor”), and GREAT BASIN SCIENTIFIC, INC., (the “Lessee”). The Master Lease and Schedule shall be referenced herein collectively as, the Lease. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Master Lease.

SECTION 1 DESCRIPTION OF THE PROPERTY: (125) Molecular Diagnostic Analyzers as more fully described on the attached Exhibit A of one (1) page, which by this reference is made a part hereof.

SECTION 2 PROPERTY LOCATION: Located at the Lessee’s customer’s sites in various locations within the Continental United States.

Notwithstanding Section 8(a) of the Master Lease, Property leased under this Schedule will be located at the Lessee’s customer’s sites in various locations within the Continental United States. Lessee agrees to provide to Lessor monthly updates with a current list of customer sites and associated serial numbers.

SECTION 3 DATE OF ACCEPTANCE: 10-29-13

SECTION 4 CONDITION OF THE PROPERTY: Lessee hereby acknowledges that all items of Property described in Section 1 have been delivered and received, have been properly installed, examined and tested and determined by Lessee to be in good working condition, operating satisfactorily in all respects, and for all of intended uses and purposes Lessee hereby accepts unconditionally and irrevocably the Property.

SECTION 5 By signature below, Lessee hereby authorizes and directs Lessor to pay directly to Lessee Sale Leaseback proceeds in the amount of $2,500,000.00 for items of Property described on the attached Exhibit A.

LESSEE: GREAT BASIN SCIENTIFIC, INC.

BY:	/s/ Ryan Ashton
Ryan Ashton
TITLE:	President

BILL OF SALE

For consideration in the amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), the receipt of which is acknowledged, GREAT BASIN SCIENTIFIC, INC., (hereinafter the “Seller”), having its principal place of business at 2441 S. 3850 W., Salt Lake City, UT 84120, hereby sells, assigns and transfers all of its right, title and interest in and to the Properly described herein to:

ONSET FINANCIAL, INC. (hereinafter the “Buyer”)

10813 S. River Front Parkway, Suite 450

South Jordan, UT 84095

Property: (125) Molecular diagnostic analyzers as more fully described on the attached Exhibit A of one (1) page which by this reference is made a part hereof (hereinafter the “Property”).

Seller hereby represents and warrants to Buyer that Seller is the absolute owner of said Property, that said Property is free and clear of all liens, charges and encumbrances, and that Seller has full right and power and authority to sell, assign and transfer said Property, and to make this Bill of Sale, and that said sale has been duly authorized by all necessary action of Seller. Seller hereby assigns to Buyer, all manufacturer, vendor and licensor representations, warranties and indemnities with respect to the Property.

This Bill of Sale is being delivered in connection with a certain Sale and Leaseback Agreement dated October 16, 2013 between Buyer and Seller and all of Seller’s representations and warranties contained therein are hereby incorporated herein as if fully set forth herein.

SELLER: GREAT BASIN SCIENTIFIC, INC.

By:	/s/ Ryan Ashton
Title:	President
Date:	10-29-13

Great Basin Scientific, Inc.

Master Lease Agreement No. OF10545174

Lease Schedule No. 001

SALE AND LEASEBACK AGREEMENT

This Sale and Leaseback Agreement (the “Agreement”) is dated and effective October 16, 2013 by and between GREAT BASIN SCIENTIFIC, INC., 2441 South 3850 West, Salt Lake City, UT 84120 (the “Seller”) and ONSET FINANCIAL, INC., 10813 South River Front Parkway, Suite 450, South Jordan, UT 84095 (the “Buyer”).

WHEREAS, Seller requests Buyer to purchase from Seller Property listed in the attached Exhibit A of one (1) page which by this reference is made a part hereof, (the “Property”) and to lease the Property to Seller under the terms and conditions of Lease Schedule No. 001 dated October 16, 2013, (the “Schedule”) to Master Lease Agreement No. OFI0545175 dated and effective as of October 16, 2013, (the “Master Lease”) (the Master Lease and the Schedule are referred to herein collectively as the “Lease”); and

WHEREAS, Buyer is willing to purchase and lease the Property to Seller under the terms and conditions of this Agreement and the Lease;

NOW, THEREFORE, in consideration of the mutual promises herein, Seller and Buyer agree as follows:

1. Sale and Leaseback. Seller agrees to sell and Buyer agrees to purchase the Property described in Exhibit A attached. Concurrent with the sale, Buyer agrees to lease the Property to Seller and Seller agrees to accept the Property from Buyer for all purposes under the Lease pursuant to the terms and conditions of the Lease. In connection with Seller’s sale of the Property to Buyer, Seller assigns to Buyer all manufacturer warranties and indemnities with respect to the Property.

2. Purchase Price and Payment. Buyer and Seller agree that the purchase price of the Property is $2,500,000.00 which shall be payable to Seller pursuant to the terms and conditions of this Agreement, the Master Lease and the Schedule.

3. Title. The parties agree that title and ownership of the Property shall pass from Seller to Buyer upon payment of the purchase price specified herein. Seller shall provide insurance coverage for the Property from the date title passes to Buyer in accordance with the terms and conditions of the Master Lease, which terms and conditions are incorporated herein by this reference.

4. Buyer’s Purchase and Performance. Seller agrees that Buyer’s obligations hereunder are expressly subject to the following conditions:

a. Buyer’s receipt of the executed Master Lease, Schedule, Stipulated Loss Schedule, Acceptance and Delivery Certificate, Bill of Sale for the Property given by Seller in favor of Buyer, UCC searches to be performed against Seller showing no security interests, liens or other encumbrances on the Property unless the same have signed a subordination agreement in form and substance satisfactory to Buyer, partial releases of any other UCC liens or encumbrances on the Property, evidence of Seller’s ownership, and any other documentation reasonably required by Buyer, all in form acceptable to Buyer.

b. Buyer’s receipt of resolutions and/or incumbency certificates in form acceptable to Buyer evidencing Seller’s authority to enter into this sale and leaseback transaction with Buyer.

5. Taxes. Seller represents and warrants that it is responsible for and it has paid all sales and use, property and other taxes assessed or due in connection with Seller’s purchase, use and possession of the Property prior to sale to Buyer hereunder. Seller agrees to pay to Buyer an amount equal to all taxes paid, payable or required to be collected by Buyer, however designated, which are levied or based on the rental, on the Lease or on the Property or on its purchase for lease hereunder, or on its use, lease, operation, control or value (including, without limitation, state and local privilege or excise taxes based on gross revenue), any penalties or interest in connection therewith or taxes or amounts in lieu thereof paid or payable by Buyer in respect of the foregoing, but excluding taxes based on Buyer’s net income. Buyer shall deliver to Seller a duly executed sales tax exemption certificate for the Property, prior to Buyer’s payment of the purchase price.

6. Seller’s Representations and Warranties. Seller represents and warrants to Buyer that:

a. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and in all jurisdictions where such qualification is required for it to conduct its business.

b. Seller has all requisite power and authority to conduct its business, to own and lease its properties and to enter into and perform all of its obligations under this Agreement.

c. This Agreement has been duly authorized by Seller, and upon execution and delivery by the parties thereto, shall constitute the valid, legal and binding obligation of Seller enforceable in accordance with its terms.

d. No event has occurred or is continuing which constitutes an event of default under this Agreement. There is no action, suit or proceeding pending or threatened against or effecting Seller before or by any court, administrative agency or other governmental authority which brings into question the validity of the transaction contemplated by this Agreement or which might materially impair the ability of Seller to perform its obligations under this Agreement or the transaction contemplated hereby.

e. Neither the execution and delivery by the Seller of this Agreement, nor the compliance by the Seller with the provisions of any thereof, conflicts with or results in a breach of any of the provisions of the Articles of Incorporation of Seller, or of any applicable law, judgment, order, writ, injunction, decree, rule or regulation of any court, administrative agency or other governmental authority, or of any agreement or other instrument to which the Seller is a party or by which it is bound, or constitutes or will constitute a default under any thereof.

f. The transaction contemplated by this Agreement complies with all applicable federal and state laws, rules and regulations applicable to Seller.

g. No consent, approval or authorization of or by any court, administrative agency or other governmental authority is required in connection with the execution, delivery or performance by Seller of, or the consummation by Seller of the transaction contemplated by this Agreement.

h. Seller is transferring to Buyer good title to the Property, free and clear of all liens and encumbrances of any kind or description and the Property is, and at the time of closing will be, located at the Seller’s customer’s sites in various locations within the Continental United States, in good operating condition and appearance and installed (if applicable) and operating in accordance with all manufacturer specifications.

7. Buyer’s Representations and Warranties. Buyer represents and warrants to Seller that:

a. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and in all jurisdictions where such qualification is required for it to conduct business.

b. Buyer has all requisite power and authority to conduct its business, to own and lease its properties and to enter into and perform all of its obligations under this Agreement.

c. This Agreement has been duly authorized by Buyer, and upon the execution and delivery by the parties thereto, shall constitute the valid, legal and binding obligation of Buyer enforceable in accordance with its terms.

8. Default and Remedies. In the event any of Seller’s representations made hereunder should be false or misleading in any material respect, or in the event Seller should materially breach any of its warranties or obligations under this Agreement, such event shall constitute a default under the Master Lease, subject to the applicable cure and grace periods set forth therein and Buyer shall be entitled to exercise all rights and remedies available to it at law or in equity together with all of its rights and remedies under the Lease as if they were set forth in this Agreement, and for purposes hereof all such rights and remedies shall be incorporated herein by this reference.

9. Successors. Buyer and Seller agree that this Agreement shall inure to the benefit of and shall be binding upon Seller and Buyer, their respective successors and assigns. Any assignment by Buyer shall not require Seller’s prior written approval provided such assignee agrees to observe Buyer’s covenant of quiet enjoyment under the Lease Agreement. Seller shall not assign any interest in this Agreement without Buyer’s prior written consent.

10. Survival of Covenants. Buyer and Seller agree that the warranties, covenants and agreements contained in this Agreement shall survive the passing of title to the Property.

11. Miscellaneous. Section titles are not intended to, and shall not limit or otherwise affect the interpretation of this Agreement. If any provision of this Agreement shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions hereof shall not be affected or impaired in any way. Any modifications to this Agreement shall be in writing and shall be signed by both parties and their last known assignees, if any. Any terms capitalized herein shall have the meaning set forth in the Master Lease and the Schedule, which are incorporated herein by reference.

12. Entire Agreement. Seller and Buyer agree that this Agreement and the Lease, together with any amendments, supplements or riders thereto, shall constitute the entire agreement between the parties with respect to the Property and shall supersede all proposals, oral or written, all prior negotiations and all other communications.

13. Legal and Administrative Expenses. Seller shall reimburse Buyer for all charges, costs, expenses and attorney fees incurred by Buyer in connection with this sale/leaseback transaction.

14. No Brokers Fee. Each party represents it has retained no brokers in this transaction and indemnifies the other party against any brokers’ or other fees which might result from the indemnifying party’s actions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives as of the day and year first above written.

LESSOR:		LESSEE:

ONSET FINANCIAL, INC.		GREAT BASIN SCIENTIFIC, INC.

BY:	/s/ Nancy Eggan	BY:	/s/ Ryan Ashton
	Nancy Eggan		Ryan Ashton
TITLE:	Sr. Vice President	TITLE:	President